Exhibit 99

3Q 2012 Actuarial Assumption Review Key takeaways: Estimated result of actuarial review is a net negative after-tax impact to total company operating earnings of $70-$90 million (non-cash charge). Approximately $100 million after-tax gain net of contribution to Principal Foundation from Catalyst sale (cash gain). No change to our capital plans. Summary of 3Q12 actuarial assumption updates: 1. Interest rates ($60-$70 million impact) Lowered long-term interest rate assumption by 50 bps Model enhancements better reflect current low interest rate environment 2. Other miscellaneous assumptions ($10-$20 million impact) Deposits and lapses in Principal International – Mexico Modeling refinements in Individual Life Deposits and lapse in Full Service Accumulation